EXHIBIT 10.22

                        AMENDED STOCK PURCHASE AGREEMENT

         THIS AMENDED STOCK PURCHASE AGREEMENT (the "Agreement") entered into as of this 23rd day of December, 1998, by and among TOP SOURCE TECHNOLOGIES, INC. (the "Company"), G. Jeff Mennen, Co-Trustee U/A Dated 10/23/85 FBO Descendents of George S. Mennen ("Mennen") and Wilmington Trust Co. ("Wilmington") & George Jeff Mennen, Co-Trustees U/A dated 11/25/70 with George S. Mennen for John Henry Mennen (collectively the "Purchasers") hereby amends that certain Stock Purchase Agreement dated on November 17, 1998, as amended in order to correct scriveners errors as to the parties to that Agreement.

         WHEREAS, the Company desires to sell and has sold to Wilmington and Mennen $2,000,000 and $1,500,000, respectively, of 9% Series B Convertible Preferred Stock (the "Preferred Stock") on the terms and conditions contained in this Agreement.

         WHEREAS, Wilmington and Mennen desire to purchase and have purchased $2,000,000 and $1,500,000, respectively, of Preferred Stock on the terms and conditions contained in this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises made herein, and in consideration of the representations, warranties, and covenants contained herein, the parties agree as follows:

         1.       Sale of Preferred Stock and Warrants.

                  (a) Purchase and Sale of Preferred Stock. On and subject to the terms and conditions of this Agreement, the Company has sold to Mennen and Wilmington and Mennen and Wilmington have purchased from the Company $1,500,000 and $2,000,000, respectively, of Preferred Stock. The terms and conditions of the Preferred Stock are contained on the Certificate of Designation annexed as Schedule 1(a) to this Agreement which Certificate of Designation has been filed with the Delaware Secretary of State following the Closing, as defined.

                  (b) Issuance of the Warrants. As additional consideration for the $3,500,000 to be paid by the Purchasers, the Company issued Mennen and Wilmington 150,000 and 200,000 warrants, respectively, (the "Warrants") exercisable at a price of $1.00 above the last sale price of the Company's common stock the day of the Closing, as defined or $1.9375 per share. The Warrants shall not be redeemable and shall be exercisable for a period of 10 years from issuance. Additionally, if the Preferred Stock has not been redeemed or converted into common stock on or before May 1, 1999, the Company shall issue to Mennen and Wilmington an additional 21,429 and 28,571 Warrants, respectively, containing the same terms and conditions as the 350,000 Warrants except that the 50,000 Warrants shall be exercisable at a price of $.50 per share above the last sale of the Company's common stock on April 30, 1999.

                  (c) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") took place at the offices of the Company at 7108 Fairway Drive, Suite 200, Palm Beach Gardens, Florida at 10:00 a.m. on the 17th day of November, 1998. At the Closing, (i) the Company delivered to the Purchasers the various certificates, instruments and documents referred to in this Agreement including certificates for the Preferred Stock and the Warrants, (ii) the Purchasers delivered to the Company $3,500,000, and (iii) the Company executed the Certificate of Designation and transmitted it for filing to the Delaware Secretary of State.

         2. Representations and Warranties of the Company. The Company represents and warrants to the Purchasers that the statements contained in this
Section 2 are, to its knowledge, correct and complete as of the date of this Agreement and were, to its knowledge, correct and complete as of the Closing Date.

                  (a) Organization of the Company. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction in which the Company owns, leases or operates property or in which such qualification is required for the conduct of its business except where the failure to be so qualified will not have a material adverse effect on the results of operations or future prospects of the Company taken as a whole. The Company has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has delivered to the Purchasers correct and complete copies of its certificate of incorporation and bylaws, as amended. The Company is not in default under or in violation of any provision of its certificate of incorporation or bylaws.

                  (b) Authorization of Transaction. The Company has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Subject to execution, delivery and authorization of the Purchasers, this Agreement constitutes the binding obligation of the Company enforceable in accordance with its terms and conditions. The Company need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                  (c) Non-Contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company is subject or, (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under, any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which it is bound or to which any of its assets are subject.

                  (d) Brokers' Fees. The Company has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Purchasers could become liable or obligated.

                  (e) Title to Assets. The Company has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, shown on its Form 10-Q for the quarter ended June 30, 1998 (the "Form 10-Q") or acquired after the date thereof and the properties and assets are free and clear of all security interests, except for properties and assets disposed of in the ordinary course of business since June 30, 1998, as shown on Schedule 2(e), or as disclosed on the Form 10-Q, Form 10-K/A No. 3 for the year ended September 30, 1997 (the "Form 10-K") or the preliminary Proxy Statement dated November 6, 1998 (the "Proxy") and the Supplement dated November 23, 1998 filed by the Company with the Securities and Exchange Commission (the "SEC").

                  (f)      Capitalization.

                           (i) The authorized capital stock of the Company consists of 50,000,000 shares of common stock of which 29,018,439 shares are outstanding and 5,000,000 shares of Preferred Stock of which 1,000 shares of 5% Series A Preferred Stock were outstanding as of November 17, 1998. All of the issued and outstanding shares of common stock and the outstanding 5% Series A Preferred Stock are validly issued and are fully paid, non-assessable and free of preemptive rights.

                           (ii) Except as disclosed  in the Form 10-Q,  the Form
                  10-K, the Proxy or the Supplement, or as set forth on Schedule 2(f)(ii), there are (A) no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement and also including any rights plan or other anti-takeover agreement, obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of the Company or obligating the Company to grant, extend or enter into any agreement or commitment, and (B) no voting trusts, proxies or other agreements or understandings to which the Company is a party or is bound with respect to the voting of any shares of the capital stock of the Company. The shares of common stock to be issued to the Purchasers upon conversion of the Preferred Stock and exercise of the Warrants will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights.

                  (g) Reports and Financial Statements. The Company has filed with the SEC all forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by it under each of the Securities Act of 1933 (the "Securities Act"), the Securities Exchange Act of 1934 and the respective rules and regulations thereunder, all of which, as amended if applicable, complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. The Company has previously delivered to the Purchasers copies of its Form 10-Q, Form 10-K, the Proxy and the Supplement. As of their respective dates, the Form 10-Q, the Form 10-K, the Proxy and the Supplement did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in such reports (collectively the "Company's Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of the Company as of the dates thereof and the results of operations and changes in financial position for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein.

                  (h) Absence of Undisclosed Liabilities. Except as disclosed in the Form 10-Q, the Company did not have at June 30, 1998, and has not incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except: (A) liabilities, obligations or contingencies (1) which are accrued or reserved against in the Company's Financial Statements or reflected in the notes thereto, or (2) which were incurred after June 30, 1998 and were incurred in the ordinary course of business and consistent with past practices; (B) liabilities, obligations or contingencies which (1) would not, in the aggregate, have a material adverse effect on the Company, or (2) have been discharged or paid in full prior to the date hereof; and (C) liabilities and obligations which are of a nature not required to be reflected in the financial statements of the Company prepared in accordance with generally accepted accounting principles consistently applied and which were incurred in the ordinary course of business.

                  (i)  Absence of Certain  Changes or Events.  Since the date of the Form 10-Q, except as disclosed in the Proxy, there has not been any material adverse change in the business, operations, properties, assets, liabilities, condition (financial or other), results of operations or prospects of the Company, taken as a whole, including as a result of any change in capital structure, employee compensation arrangement (including severance rights and benefit plans), accounting method or applicable law.

                  (j) Material Agreements. Since October 1, 1997, the Company has not entered into any material agreements which were not filed as exhibits to or disclosed in the Form 10-Q, Form 10-K, the Proxy or the Supplement except in the ordinary course of business.

                  (k) Form 8-Ks. Since October 1, 1997, the Company has not filed with the SEC any reports on Form 8-K.

                  (l) Disclosure. The representations and warranties contained in this Section 2(l) do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 4 not misleading.

                  (m) No Other Representations. The Company shall not be deemed to have made to the Purchasers any representation or warranty other than as is expressly made in Sections 2(a) through (l).

         3. Representations and Warranties of the Purchasers. The representations and warranties of Wilmington are being made by George Jeff Mennen, as Co-Trustee and Wilmington Trust Co., Trustee is relying on George Jeff Mennen as to the accuracy of such representations and warranties.

                  (a) Authorization of Transaction. The Purchasers have the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Subject to execution, delivery and authorization of the Company, this Agreement constitutes the obligation of the Purchasers enforceable in accordance with its terms and conditions. The Purchasers need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                  (b) Investment Intent. The Purchasers are acquiring the Preferred Stock and the Warrants for investment for their own account and not with a view to, or for resale in connection with any distribution thereof. The Purchasers understand that neither the Preferred Stock nor the Warrants have been registered under the Securities Act or the securities laws of any state by reason of specific exemptions from the registration provisions of the Securities Act and applicable state securities laws, which exemptions are dependent upon, among other things, the bona fide nature of the investment of the Purchasers as expressed herein.

                  (c) Accreditation Investor. The Purchasers are "accredited investors" as that term is defined by Rule 501(a) promulgated under the Securities Act.

                  (d) Rule 144. The Purchasers understand that the Preferred Stock and the Warrants must be held indefinitely by them unless subsequently registered under the Securities Act and applicable securities laws or an exemption from such registration is available. The Purchasers are aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions.

                  (e) No Public Market. The Purchasers understand that no public market now exists for any of the Preferred Stock or Warrants to be issued to it and that a public market is not expected to ever exist for the Preferred Stock or the Warrants. the Purchasers are relying upon the registration rights provided by Section 4(c) of this Agreement.

                  (f) Endorsement or Approval. The Purchasers understand and acknowledge that no federal or state agency has passed upon or made any recommendations or endorsement of the Preferred Stock or the Warrants.

                  (g) Direct Communication. The offer and sale of the Preferred Stock and the Warrants to the Purchasers was made only through direct personal communication between officers of the Company and officers or representatives of the Purchasers and not through any general solicitation or advertising.

         4. Post-Closing Covenants. The Company agrees as follows with respect to the period following the Closing:

                  (a) General. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, the Company will take such further action (including the execution and delivery of such further instruments and documents) as the Purchasers reasonably may request, all at the sole cost and expense of the Company.

                  (b)  Inspection.  At all times  upon  reasonable  notice,  the
         Purchasers or their authorized representatives shall have the power to inspect the books and records including the books and records of account of the Company for any proper purpose. As part of such inspection, the Purchasers and their authorized representatives may make such copies and extra sets of the Company's books and records as it or they may reasonably request. All of the foregoing rights are subject to the inspecting persons executing any confidentiality agreement.

                  (c) Registration Rights. The Company shall file a registration statement with the SEC on or before November 30, 1999 registering for public sale the common stock underlying all of the Warrants issued and underlying the Preferred Stock unless such Preferred Stock has been fully redeemed. The Company shall use its best efforts to keep the registration statement current until expiration of the Warrants.

                           (i) The Company shall comply with the requirements of
                  Section 4(c) at its own expense including legal, accounting, filing, blue sky qualification, and printing fees and costs, but excluding underwriting commissions or discounts and attorneys' fees and costs for the Purchasers. The Company shall pay for all blue sky costs in any states reasonably requested.

                           (ii) The  Company's  obligation  under  Sections 4(c)
                  shall be conditioned upon a timely receipt by the Company in writing of:

                                       (A)  Information  as to the terms of such
                           public offering furnished by or on behalf of the Purchaser intending to make a public distribution of its common stock; and

                                       (B) Such other information as the Company
                           may reasonably require from the Purchasers for inclusion in such registration statement or post-effective amendment including a statement as to compliance with Regulation M promulgated under the Securities Exchange Act of 1934.

         5.       Remedies For Breaches of This Agreement.

                  (a) Survival of Representations and Warranties. All of the representations and warranties of the parties contained in this Agreement shall survive the Closing hereunder and continue in full force and effect for a period of three years (subject to any applicable statutes of limitations).

                  (b) Indemnification  Provisions for Benefit of the Purchasers.
         In the event the Company breaches any of its representations, warranties, and covenants contained herein and provided that the Purchasers make a written claim for indemnification against the Company, then the Company agrees to indemnify the Purchasers from and against the entirety of any losses, damages, amounts paid in settlement of any claim or action, expenses, or fees including court costs and reasonable attorneys' fees and expenses.

         6.       Miscellaneous.

                  (a) Expenses. Each of the parties to this transaction shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby except that the Company shall reimburse the Purchasers up to $20,000 (allocated on a pro-rata basis) for legal fees and expenses incurred in connection with the negotiation and execution of this Agreement.

                  (b) Severability. In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

                  (c) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

                  (d) Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.

                  (e) Notices and Addresses. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar receipted delivery, by facsimile delivery or, if mailed, postage prepaid, by certified mail, return receipt requested, as follows:

         The Company: William C. Willis, Jr., President
                      Top Source Technologies, Inc.
                      7108 Fairway Drive, Suite 200
                      Palm Beach Gardens, FL  33418-3757
                      Facsimile:  (561) 691-5220

         with a copy to:

               Michael D. Harris, Esq.
               Michael Harris, P.A.
               1645 Palm Beach Lakes Blvd.
               Suite 550
               West Palm Beach, FL  33401
               Facsimile: (561) 478-1817



         Mennen:  c/o TMF Investments, Inc.
                  25B Hanover Road
                  Florham Park, NJ 07932

         Wilmington:    Wilmington Trust Company
                        Rodney Square North
                        1100 North Market Street
                        Wilmington, DE  19890-0001


         or to such other address as any of them, by notice to the other may designate from time to time. The transmission confirmation receipt from the sender's facsimile machine shall be conclusive evidence of successful facsimile delivery. Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

                  (f) Attorney's Fees. In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding including an arbitration proceeding is commenced to enforce the provisions of this Agreement, the prevailing parties shall be entitled to an award by the court or arbitrator, as appropriate, of reasonable attorney's fees, costs and expenses.

                  (g) Oral Evidence. This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver discharge or termination is sought.

                  (h) Governing Law. This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed or interpreted according to the internal laws of the State of Delaware without regard to choice of law considerations.

                  (i) Arbitration. Any controversy, dispute or claim arising out of or relating to this Agreement, or its interpretation, application, implementation, breach or enforcement which the parties are unable to resolve by mutual agreement, shall be settled by submission by either party of the controversy, claim or dispute to binding arbitration in Palm Beach County, Florida (unless the parties agree in writing to a different location), before three arbitrators in accordance with the rules of the American Arbitration Association then in effect. In any such arbitration proceeding the Parties agree to provide all discovery deemed necessary by the arbitrators. The decision and award made by the arbitrators shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof.

                  (j) Section or Paragraph Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Agreement.

         IN WITNESS WHEREOF the parties hereto have set their hand and seals as of the date first above written.

WITNESSES:                          TOP SOURCE TECHNOLOGIES, INC.

                                    By:
                                      David Natan, Vice President and CFO



                                      G. Jeff Mennen, Trustee
                                      U/A dated FBO Descendents of
                                        George S. Mennen


______________________                By: ___________________________
                                        G. Jeff Mennen
----------------------

           WILMINGTON  TRUST CO. & GEORGE  JEFF  MENNEN,  CO-TRUSTEES
           U/A DATED  11/25/70  WITH  GEORGE S. MENNEN FOR JOHN HENRY MENNEN

                                        By:
                                            Wilmington Trust Co., Trustee



                                        By:____________________________
                                            George Jeff Mennen, Co-Trustee